                                                                   EXHIBIT 10.38

                              EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT ("Agreement") is entered into as of May 1, 1994 by and between Pan American Bank, FSB, a federally chartered savings bank ("Employer"), and Lawrence J. Grill ("Employee").


                                  WITNESSETH:


          WHEREAS, Employer desires to obtain the services of Employee and Employee desires to render services to Employer;

          WHEREAS, the Board of Directors of Employer (the "Board") has determined that it is in Employer's best interest and that of its stockholders to secure services of Employee, to secure certain additional commitments from Employee and to provide Employee certain additional benefits; and

          WHEREAS, Employer and Employee desire to set forth in this Agreement all the terms and conditions of Employee's employment with Employer.

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

     1.   Term.  Employer agrees to employ Employee and Employee agrees to serve
          ----
Employer, in accordance with the terms of this Agreement, for a term of three
(3) years, commencing May 1, 1994 and ending May 1, 1997 (the "Term"), unless this Agreement is earlier terminated in accordance with the provisions which follow.

     2.   Services and Exclusivity of Services.
          ------------------------------------

          (a) Employee Time.  So long as this Agreement shall continue in
              -------------
effect, Employee shall devote his full business time, energy and ability exclusively to the business, affairs and interests of Employer and its subsidiaries and matters related thereto, shall use Employee's best efforts and abilities to promote Employer's interests, and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the Board.

          (b) Service to Affiliates; Promoting Business.  Employee agrees to
              -----------------------------------------
serve without additional remuneration in such executive capacities for one or more direct or indirect subsidiaries of Employer as the Board may from time to time request, subject to appropriate authorization by the subsidiary or subsidiaries involved and any limitations under applicable law. Employee agrees to faithfully and diligently promote the business, affairs and interests of Employer and its subsidiaries.

          (c) Exclusivity of Services.  Employee may make and manage personal
              -----------------------
business investments of his choice and serve in any capacity with any civic, educational or charitable organization without seeking or obtaining approval by the Board, provided that such activities and services do not substantially interfere or conflict with the performance of duties hereunder or create any conflict of interest with such duties. An investment that exceeds 5% of the equity securities or capitalization of a competitor, supplier or customer of Employer shall be deemed to constitute such a conflict. Employee shall not serve in any capacities for any business enterprise unless such service is expressly authorized by the Board in advance. Employer consents to Employee serving on the Board of Directors of Southern California Savings & Loan Association during the term of this Agreement provided that the total time devoted by Employee to fulfilling his duties as a director of such entity does not exceed the equivalent of two business days during any calendar month. Employee will only be permitted to devote more than two business days to such duties in any calendar month upon the express approval of Employer's board of directors.

          (d) No Conflicts.  Employee represents to Employer that Employee has
              ------------
no other outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered hereunder.

     3.   Specific Position; Duties and Responsibilities.
          ----------------------------------------------

          (a) Positions, Duties and Authority.  Employer and Employee agree
              -------------------------------
that, subject to the provisions of this Agreement, Employer will employ Employee and Employee will serve Employer as its President, Chief Executive Officer and Secretary. Employee agrees to observe and comply with the rules and regulations of Employer as adopted by the Board respecting the performance of Employee's duties and agrees to carry out and perform orders, directions and policies of Employer and its Board as they may be, from time to time, stated either orally or in writing. Employee shall have such corporate power and authority as shall reasonably be required to enable the discharge of duties commensurate with the offices he holds.

          (b) Supervision of Employee.  For the term of this Agreement, Employee
              -----------------------
shall report to (i) Employer's Chairman of the Board (the "Chairman of the Board"), and (ii) Employer's Board of Directors.

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

     4.   Compensation.
          ------------

          (a) Base Compensation.  During the term of this Agreement, Employer
              -----------------
agrees to pay Employee a base salary at the rate of One Hundred Fifty Thousand Dollars ($150,000) per year, payable in equal installments consistent with the Bank's normal payroll practices applicable to salaried Bank employees (the "Base Salary").

          (b) Additional Benefits.  Except for benefits expressly listed in
              -------------------
Schedule 4(b) to this Agreement (the "Additional Benefits"), Employee shall not participate in or be eligible to participate in any bonus, pension, profit, or incentive compensation plan of Employer or any of its affiliates or to receive any perquisites, except to the extent Employee meets eligibility requirements applicable to employees generally, in any health and welfare benefit plan of Employer or its affiliates available to employees generally. Notwithstanding anything else contained in this Agreement to the contrary, all rights of Employer and Employee with respect to stock options granted to Employee pursuant to any Employer stock option plan shall be governed solely by such plan, including all rights as to the vesting of options thereunder.

          Notwithstanding the foregoing, this Agreement shall not be deemed to amend or otherwise affect the provisions, including the limitations, of any other compensation, retirement or other benefit program or plan of Employer or its subsidiaries or affiliates, but in no event shall Employee be entitled to benefits under both an Employer (or affiliate) plan and a comparable plan of any other entity affiliated with Employer and in no event shall Employee be entitled to duplicative benefits under any plans of Employer and/or its affiliates or such other entities.

          (c) Periodic Review/Adjustment.  Not less frequently than every twelve
              --------------------------
months, the Board shall review Employee's Base Salary and Additional Benefits then being paid to him in the light of additional or reduced responsibilities, if any, which may have been assigned or assumed, the results of operations and prospects of Employer, and current salaries and benefits then being paid to other persons holding similar positions. Following such review, subject to subparagraph (f) below, Employer may increase (but shall not be required to increase) the salary or any other benefits.

          (d) Vacation.  Employee shall be entitled to fifteen (15) days of paid
              --------
vacation each twelve-month period, which shall accrue on a pro rata basis from
                                                           --- ----
the date employment commences under this Agreement. Vacation time will continue to accrue so long as Employee's total accrued vacation does not exceed 20 days. Should Employee's accrued vacation time reach 20 days, Employee will cease to accrue further vacation time until Employee's accrued vacation time falls below this level.

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

          (e) Modification of Benefits.  Except with respect to the Additional
              ------------------------
Benefits, during the term of this Agreement, Employer reserves the right to modify, suspend or discontinue any and all benefits, plans, practices, policies and programs at any time (whether before or after termination of employment) without notice to or recourse by Employee so long as such action is taken with respect to Employer's employees generally and does not single out Employee.

          (f) RTC Restrictions.  Notwithstanding anything else contained in this
              ----------------
Agreement to the contrary, pursuant to the terms of Section 8(c) of that certain Interim Capital Assistance Agreement (the "ICAA") dated as of April 29, 1994, between Pan American Financial, Inc., Employer and the Resolution Trust Corporation (the "Corporation"), Employee understands and agrees that Employer may not increase the compensation of or pay any bonuses to Employee during the first year of operations of Employer and such increases shall only be permitted in the second year of operations of Employer and in each year thereafter, so long as the ICAA is in effect, if (i) such increases are pre-approved in writing by the Corporation and (ii) neither Employee nor any of his immediate family members own 5% or more of the voting stock (excluding unexercised stock options) of Pan American Financial, Inc. or Pan American Group, Inc or any Affiliate of Employer (as such term is defined in the ICAA).

     5.   Termination.
          -----------

          (a)  For Cause.
               ---------

               (i) Employer may terminate this Agreement and Employee's employment hereunder at any time for cause without further obligation or liability to Employee, including without limitation, any obligation to pay Base Salary and Additional Benefits following such termination, effective upon delivery of notice of such termination to Employee or at such other future time as may be specified in such notice. Employer and Employee agree that the term "for cause" shall mean the following: Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of any provision of this Agreement or any other grounds specified in Section 563.39(b)(1) of the Office of Thrift Supervision (the "OTS") Rules and Regulations (and any subsequent regulations of OTS and the Federal Deposit Insurance Corporation (the "FDIC") governing employment agreements).

               (ii) If Employee is suspended and/or temporarily prohibited from participating in the conduct of Employer's affairs by reason of a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C.
Section 1818 (e)(3) and (g)(1)), all obligations of Employer under this Agreement shall be suspended as of the date of service of the notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may in its discretion (i) pay Employee all or part of the compensation withheld while this Agreement was suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

               (iii) If Employee is removed and/or permanently prohibited from participating in the conduct of Employer's affairs by reason of an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C.
Section 1818 (e)(4) or (g)(1)), all obligations of Employer under this Agreement shall terminate as of the effective date of that order, but vested rights of Employee and Employer shall not be affected.

               (iv) If Employer is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but vested rights of Employee and Employer shall not be affected.

               (v) All obligations of Employer under this Agreement shall be terminated (except to the extent determined that continuation of this Agreement is necessary for the continued operation of Employer) by the OTS (i) at the time the FDIC or the Corporation enters into an agreement to provide assistance to or on behalf of Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, or (ii) at the time the OTS approves a supervisory merger to resolve problems related to the operation of Employer, or when Employer is determined by the OTS to be in an unsafe or unsound condition; provided, however, that vested rights of Employee and Employer shall not be affected by such action.

          (b) Without Cause.  Notwithstanding any other provision of this
              -------------
Section 5, Employee hereby agrees that Employer may terminate Employee's employment hereunder at will for any reason without any liability or obligation to Employee whatsoever, except for any termination payment expressly provided for in this Agreement, at any time upon written notice of termination to Employee, such termination to become effective upon such future date as may be specified in such notice of termination. As consideration for Employee's agreement to this subparagraph (b), Employer agrees that in the event Employer elects to terminate the employment of Employee pursuant to the provisions of this subparagraph (b) prior to the completion of the Term, Employer shall provide a formal written notice of such termination and Employee shall be entitled to a termination payment equal to (a) that specified in Schedule 5(b) attached hereto, and (b) any and all Additional Benefits and vacation accrued through the date of termination. Termination payment shall be payable in a lump sum.

          (c) Disability.  In the event Employee shall fail, because of illness,
              ----------
incapacity or injury which is determined to be total and permanent by a physician selected by Employer or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably) to render for three consecutive months or for shorter periods aggregating 75 or more business days in any twelve month period, the services contemplated by this Agreement, Employee's employment hereunder may be terminated by written notice of termination from Employer to Employee. Thereafter, Employer shall continue to pay Base Salary to Employee at a rate and time and in a manner equal to 100% of the Base Salary payable immediately prior to the termination, until the earliest to occur of the following: (i) Employee dies, (ii) Employee recovers from such disability and returns to full-time service, (iii) six (6) months after the date of such notice, or (iv) the waiting period, if any, under Employer's long term disability insurance or other disability plan purchased for Employee is satisfied. Thereafter, no further salary or benefits shall be paid.

          (d) Death.  If Employee's employment is terminated by reason of
              -----
Employee's death, this Agreement shall terminate without further obligations to Employee (or Employee's heirs or legal representatives) under this Agreement, other than for (1) payment of the sum of (A) Employee's Base Salary through the date of termination to the extent not theretofore paid, (B) any compensation previously deferred by Employee, including compensation that Employee would otherwise be entitled to under any bonus plan (together with any accrued interest or earnings thereon), and (C) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses
(A), (B) and (C) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to Employee or Employee's estate or beneficiary, as applicable in a lump sum in cash within thirty (30) days after the date of termination or any earlier time required by applicable law; and (2) payment to Employee or Employee's estate or beneficiary, as applicable, any amount due pursuant to the terms of any applicable welfare benefit plan.

          (e)  Termination by Employee.
               -----------------------

               (i) Employee may terminate his employment for a "reduction in authority" (as defined below) at any time two (2) months after a notice of intent to terminate pursuant to this Section 5(e) has been delivered to the Board of Directors and Chairman of the Board, provided such condition continues for the duration of such two (2) month period, after written notice to Employer. Upon such termination, Employee shall receive a lump sum termination payment in an amount equal to that specified in subparagraph (b) above.

                    For purposes of this Section 5(e)(i), the term "reduction in authority" shall mean (A) the continuing assignment to Employee by the Chairman of the Board and Board of Directors of duties materially and adversely inconsistent with Employee's position as President and Chief Executive Officer;
(B) a material, adverse and continuing change in the nature of Employee's responsibilities; (C) the requirement that Employee must regularly report to persons other than the Chairman of the Board and the Board of Directors; or (D) other than as a result of grounds for termination of employment for cause under
Section 5(a), for disability under Section 5(c) or the termination of employment by Employee for any other reason, the removal of Employee from, or failure to re-elect Employee as, the President and Chief Executive Officer of Employer, or as a member of the Board of Directors.

               (ii) Employee may terminate his employment hereunder at any time upon not less than thirty (30) days written notice to Employer. In such event, Employee shall be entitled to all Accrued Obligations under this Agreement through the effective date of such termination.

          (f) No Limitation.  Employer's exercise of its right to terminate
              -------------
shall be without prejudice to any other right or remedy to which it or any of its affiliates may be entitled at law, in equity or under this Agreement.

          (g) Exclusive Remedy.  Employee agrees that the payments expressly
              ----------------
provided and contemplated by this Agreement shall constitute the sole and exclusive obligation of Employer in respect of Employee's employment with and relationship to Employer and that the payment thereof shall be the sole and exclusive remedy for any termination of Employee's employment. Employee covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

     6.   Change in Control.  In the event of a merger, consolidation, transfer
          -----------------
of all or substantially all the assets of Employer or the parent corporation of Employer (Pan American Financial, Inc.) or the parent corporation Pan American Financial, Inc. (Pan American Group, Inc.), or any other corporate reorganization or transaction or series of transactions, which results in any person, group of related persons, or any other organization or entity acquiring 50% or more of the outstanding voting securities as calculated either before or after the acquisition of Employer or a transferee of all or substantially all the assets of Employer. Employee may, upon 30 days written notice to Employer within 2 months after first receiving written notice of such event, elect to terminate this Agreement. In the event of such election by Employee, Employee shall receive a lump sum termination payment in an amount equal to that specified in Section 5(b) above.

     7.   Business Expenses.  During the term of this Agreement, to the extent
          -----------------
that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by Employer (whether or not fully deductible by Employer) for federal income tax purposes as ordinary and necessary business expenses. Employer shall reimburse Employee promptly for reasonable business expenditures, including travel, entertainment, parking, business meetings, and professional dues but not the costs of (or dues associated with) maintaining club memberships, made and substantiated in accordance with policies, practices and procedures established from time to time by Employer generally and incurred in pursuit and furtherance of Employer's business and good will.

     8.   Indemnification.
          ---------------

          (a)  Indemnification by Employer.  Pursuant to the terms of Section
               ---------------------------
545.121 of the OTS Rules and Regulations ("Section 545.121"), Employer agrees to indemnify, defend and hold harmless, Employee, from and against (a) the amount of any judgment for which Employee becomes liable as a result of any Action (as defined in Section 545.121) brought against Employee in his capacity as an officer or director of Employer, and (b) if he attains a favorable judgment in such Action, reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by Employee in defending or settling such Action, or in enforcing his rights under Section 545.121; provided, however, that Employer shall have no obligation to indemnify Employee hereunder unless
(a) Final Judgment (as defined in Section 545.121) on the merits is in Employee's favor, or (b) in the case of Settlement (as defined in Section 545.121), Final Judgment against him, or Final Judgment in his favor other than on the merits, the disinterested directors of Employer determine that Employee was acting in good faith within the scope of his employment or authority as a he could reasonably have perceived it under the circumstances and for a purpose he could reasonably have believed under the circumstances was in the best interests of Employer. If the disinterested directors of Employer reasonably conclude that, in connection with an action, Employee may be entitled to indemnification, the directors shall authorize Employer to advance to Employee reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such Action, subject to an undertaking by Employee to repay such amounts in the of a final nonappealable determination that Employee is not entitled to indemnification, and the provisions of this Section 8.

          (b) Notification of Claims.  After receipt of notice of commencement
              ----------------------
of any Action giving rise to a right of indemnification hereunder, Employee shall promptly notify Employer in writing of such Action and, when known, the facts constituting the basis for such Action (in reasonable detail). Failure by Employee to so notify Employer shall not relieve Employer of any liability hereunder unless such failure materially prejudices Employer.

          (c) Indemnification Procedure.  After receipt of the notice required
              -------------------------
by Section 8(b), if Employer undertakes to defend any such Action, then Employer shall be entitled, if it so elects, to take control of the defense and investigation with respect to such Action and to employ and engage attorneys of its own choice to handle and defend the same, upon written notice to Employee of such election which notice acknowledges Employer's obligation to provide indemnification hereunder. Employer shall not settle any Action that is the subject of indemnification without the written consent of Employee, which consent shall not be unreasonably withheld; provided, however, that Employer may
                                            --------  -------
settle an Action without Employee's consent if such Settlement (i) makes no admission or acknowledgment of liability or culpability with respect to Employee, (ii) includes a complete release of Employee and (iii) does not require Employee to make any payment or forego, relinquish or take any action or right. Employee shall cooperate in all reasonable respects with Employer and its attorneys in the investigation, trial and defense of any Action (including the filing in Employee's name of appropriate cross claims and counterclaims). Employee may, at his own cost, participate in any investigation, trial and defense of such Action controlled by Employer. If, after receipt of a claim notice pursuant to Section 8(b), Employer does not undertake to defend any such Action, Employee may, but shall have no obligation to, contest such Action and Employer shall be bound by the result obtained with respect thereto by Employee (including, but not limited to, any Settlement thereof without the consent of Employer). If Employee reasonably believes that there may be a conflict of interest between himself and Employer in the conduct of the defense of any Action, Employee shall have the right, at the expense of Employer, to select his own counsel and assume the defense of the Action; provided, however, that
                                                  --------  -------
Employee may not settle such Action without the consent of Employer, which consent shall not be unreasonably withheld; provided further, that Employee
                                            ----------------
shall may settle an Action without Employer's consent if such Settlement (i) makes no admission or acknowledgment of liability or culpability, (ii) includes a complete release of Employer and (iii) does not require Employer to make any payment or forego, relinquish or take any action or right. At any time after the commencement of defense of any Action, Employer may request Employee to agree in writing to the abandonment of such contest or to the payment or compromise by Employer of such claim, whereupon such action shall be taken unless Employee determines that the contest should be continued and so notifies Employer in writing within 15 days of such request from Employer. If Employee determines that the contest should be continued, Employer shall be liable hereunder only to the extent of the lesser of (i) the amount which the other party(ies) to the contested claim have agreed to accept in payment or compromise as of the time Employer made its request therefor to Employee less any additional expenses incurred by

Employer subsequent to such event or (ii) such amount for which Employer would otherwise be liable with respect to such Action by reason of the provisions hereof.

          9.   Miscellaneous.
               -------------

               (a) Succession; Survival. This Agreement shall inure to the
                   --------------------
benefit of and shall be binding upon Employer, its successors and assigns, but without the prior written consent of Employee this Agreement may not be assigned other than in connection with a merger or sale of substantially of all the assets of Employer or a similar transaction in which the successor or assignee assumes (whether by operation of law or express assumption) all the obligations of Employer hereunder. The obligations and duties of Employee hereunder are personal and otherwise not assignable.

               (b) Notices. Any notice or other communication provided for in
                   -------
this Agreement shall be in writing and sent if to Employer to its office at:

                   Mr. William Bron
                   Chairman of the Board
                   Pan American Bank, FSB
                   c/o Bastion Capital Corp.
                   1999 Avenue of the Stars, Suite 2800
                   Los Angeles, California 90067
                   Facsimile:  (310) 277-7582
                   Attention:  William Bron

or at such other address as Employer may from time to time in writing designate, and if to Employee at such address as Employee may from time to time in writing designate (or Employee's business address of record in the absence of such designation). Each such notice or other communication shall be effective (i) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when actually delivered at such address.

               (c) Entire Agreement; Amendments. This Agreement contains the
                   ----------------------------
entire agreement of the parties relating to the subject matter hereof and it supersedes any prior agreements, undertakings, commitments and practices relating to Employee's employment by Employer or its affiliates. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by Employee and, on behalf of Employer, by the Chairman of the Board.

               (d) Waiver. No failure on the part of any party to exercise or
                   ------
delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

               (e) Choice of Law. This Agreement, the legal relations between
                   -------------
the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, the relationship of the parties or the subject matter hereof shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, to the extent permitted by law and applicable regulations.

          (f) Arbitration.  Any dispute, controversy or claim arising out of or
              -----------
in respect of this Agreement (or its validity, interpretation or enforcement), the employment relationship or the subject matter hereof shall at the request of either party be submitted to and settled by arbitration conducted at a mutually convenient office of the Judicial Arbitration & Mediation Services, Inc. ("JAMS"). Employer and Employee may agree on a retired judge from the JAMS panel. If they are unable to agree upon a retired judge, JAMS will provide a list of three available judges and each party may strike one. If two of the three judges are stricken, the remaining judge will serve as arbitrator. If two arbitrators remain, the first judge listed shall serve as arbitrator. Employer and Employee agree that arbitration must be initiated within two years after the claimed breach occurred and that the failure to initiate arbitration within the two-year period constitutes an absolute bar to the institution of any new proceedings related to such alleged breach. The aggrieved party can initiate arbitration by sending written notice of any intention to arbitrate by registered or certified mail to all parties and to JAMS. The notice must contain a description of the dispute, the amount involved and the remedy sought. Exhibit A sets forth the rights of Employer and Employee if the dispute is arbitrated and the rules and procedures to be followed at the arbitration hearing; provided, however, that the party or parties prevailing in such proceeding will be entitled to the reasonable attorneys' fees and expenses of counsel and costs incurred by reason of such arbitration.

          (g) Confidentiality; Proprietary Information.  Employee agrees to not
              ----------------------------------------
make use of, divulge or otherwise disclose, directly or indirectly confidential or proprietary information concerning the business (including but not limited to its products, employees, services, practices or policies) of Employer or any of its affiliates of which Employee may learn or be aware as a result of Employee's employment during the Term or prior thereto as stockholder, employee, officer or director of or consultant to Pan American Bank, FSB, or any of its affiliates, except to the extent such use or disclosure is (i) required by applicable law,
(ii) lawfully obtainable from other sources, or (iii) authorized in writing by Employer. The provisions of this subsection (g) shall survive the expiration, suspension or termination, for any reason, of this Agreement.

          (h) Severability.  If this Agreement shall for any reason be or become
              ------------
unenforceable in any material respect by any party, this Agreement shall thereupon terminate and become unenforceable by the other party as well. In all other respects, if any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

          (i) Withholding; Deductions.  All compensation payable hereunder,
              -----------------------
including salary and other benefits, shall be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

          (j) Section Headings.  Section and other headings contained in this
              ----------------
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (k) Non-Solicitation.  Employee agrees that for a period of 1 year
              ----------------
after the termination of employment, except in the case of a termination pursuant to Section 5(b) or 5(e)(i) hereof, Employee will not, on behalf of Employee or on behalf of any other individual, association or entity, call on any of the customers of Employer for the purpose of soliciting or inducing any of such customers to acquire (or providing to any of such customers) any product or service provided by Employer, nor will Employee in any way, directly or indirectly, as agent or otherwise, in any other manner solicit, influence or encourage such customers to take away or to divert or direct their business to Employee or any other person or entity by or with which Employee is employed, associated, affiliated or otherwise related ("Employee Related Entity");
                                              -----------------------
provided, however, that during the 1 year period referred to above, Employee will be permitted to be involved in advertising and marketing deposit products and residential loans in communities served by Employer in its residential loan and deposit business.

          (l) Employees.  Employee agrees that for a period of 2 years after the
              ---------
termination of Employee's employment, Employee will not, directly or indirectly, disrupt, damage, impair, or interfere with Employer's business by soliciting, influencing, encouraging or recruiting any employee of Employer to work for Employee or any Employee Related Entity.

          (m) Counterparts.  This Agreement and any amendment hereto may be
              ------------
executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

          (n) Representation By Counsel; Interpretation.  Employer and Employee
              -----------------------------------------
each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              "EMPLOYER"
                              PAN AMERICAN BANK, FSB

                              By /s/ WILLIAM BRON
                                 ------------------------------

                              Its      Chairman
                                  -----------------------------

                              "EMPLOYEE"

                              /s/ LAWRENCE J. GRILL
                              _________________________________
                              Lawrence J. Grill

                              Pan American Bank, FSB
                              1300 South El Camino
                              6th Floor
                              San Mateo, California 94402
                              Facsimile:  (415) 349-8504

                                 Schedule 4(b)

                              ADDITIONAL BENEFITS


     1.   STOCK OPTION PLAN

          Concurrently upon execution of the Agreement, Employer and Employee shall enter into a Stock Option Agreement pursuant to Employer's 1994 Stock Option Plan. Employer shall grant Employee stock options to purchase 200 shares of Employer's Common Stock upon the terms and conditions described in such Plan and Agreement.

     2.   EMPLOYEE INCENTIVE COMPENSATION

          Subject to the restrictions of Section 4(f) of this Agreement, Employer shall pay Employee Incentive Compensation on terms that Employer and Employee shall agree upon in good faith at a future date.

     3. PERQUISITES - See the schedule of additional benefits attached to this schedule.

                                 SCHEDULE 5(B)

                              TERMINATION PAYMENTS

                                                 Termination Payment at Current
           Time Employed*                               Base Salary Rate
     --------------------------                 ----------------------------------
     Less than six months                       Three months Base Salary

     More than six months but                   Six months Base Salary
     less than twelve months

     More than twelve months                    Nine months Base Salary
     but less than eighteen months

     More than eighteen months                  Twelve months Base Salary
     but less than twenty-four months

     More than twenty-four months               Base Salary for the remainder of the
                                                term of the Agreement

* Calculated from the period beginning the date of commencement of the Term as such Term is specified in Section 1 of the Agreement

SCHEDULE 4(b)
                              ADDITIONAL BENEFITS

(1)  CAR ALLOWANCE- During the term of the Agreement, Employer provides Employee
     -------------
     a vehicle allowance not to exceed $200 commencing August 1, 1994.

(2)  TEMPORARY LIVING ALLOWANCE- Until October 31, 1994, Employer shall provide
     --------------------------
     Employee a temporary living allowance to be used solely for the purpose of paying food, rental of an apartment and furniture, for telephone and utilities for the apartment and incidental living expenses of Employee, in an amount not to exceed on average $2000 per month over the eight month period, excluding reimbursable business expenses.

(3)  AIR TRAVEL- Until October 31, 1994, Employer shall reimburse Employee
     ----------
     and/or his spouse for all their round trip coach class air travel expense between San Francisco and Los Angeles and related transportation to and from the airport. Employee and/or his spouse shall be reimbursed only for four (4) round trip flights per month between San Francisco and Los Angeles, other than those in connection with Bank business.

(4)  MOVING ASSISTANCE- Employer shall provide Employee a one-time moving
     -----------------
     assistance allowance covering:
               a. Actual packing and moving costs for furniture and household goods upon Employee's permanent move from Los Angeles to San Francisco,
               b. Brokers fees and closing costs paid by Employee in connection with the sale of his home not to exceed $30,000, which are payable only when, and at the time of, the purchase of a home in Northern California, provided Employee is still employed by the Bank when the home is purchased at an amount which exceeds the gross selling price of the home sold.

(5)  ATTORNEYS FEE- Employer shall pay all Employees attorneys fees for
     -------------
     reviewing the Employment Contract, Shareholder Agreement, Stock Option and Pact Agreement not to exceed $5,000.

(6)  TERM LIFE INSURANCE- Employer shall pay for an individual Term Life
     -------------------
     Insurance Policy for Employee equal to two times Employee's base salary, from time to time, less any amount of group term insurance furnished by Employer, not to exceed $1,500 a year.

(7)  DISABILITY INSURANCE- Employer shall provide or reimburse to Employee for
     --------------------
     group or individual term disability insurance up to 80% of Employee's base salary from time to time less the amount of individual disability insurance personally presently carried by Employee (currently $6,500), the cost of which to Employer shall not exceed $1,500 a year.